As filed with the Securities and Exchange Commission on September 25, 2008
Registration No. 333-153205
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3577	77-0409517
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1745 Technology Drive
San Jose, CA 95110
(408) 333-8000

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Tyler Wall, Esq.
Vice President and General Counsel
Brocade Communications Systems, Inc.
1745 Technology Drive
San Jose, CA 95110
(408) 333-8000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Nancy H. Wojtas Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 (650) 843-5000	Cliff Moore, Esq. Vice President and General Counsel Foundry Networks, Inc. 4980 Great America Parkway Santa Clara, CA 95054 (408) 207-1700	Steven J. Tonsfeldt Heller Ehrman LLP 275 Middlefield Road Menlo Park, CA 94025 (650) 324-7000

Approximate date of commencement of proposed sale to the public:  Upon completion of the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Amendment No. 2 is filed solely to provide a revised Exhibit 5.1 to the Registration Statement. No other changes have been made.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of July 21, 2008, among Brocade Communications Systems, Inc., Falcon Acquisition Sub, Inc. and Foundry Networks, Inc. (included as Annex A to the proxy statement/prospectus)
3.1	Amended and Restated Certificate of Incorporation of Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 3.1 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 28, 2007)
3.2	Amended and Restated Bylaws of Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 3.1 from Brocade’s Current Report on Form 8-K as filed on February 22, 2008)
4.1	Form of Registrant’s Common Stock certificate (incorporated by reference to Exhibit 4.1 from Brocade’s Registration Statement on Form S-1 (Reg. No. 333-74711), as amended)
4.2	Form of Convertible Senior Debt Indenture†
4.3	Form of Convertible Subordinated Debt Indenture†
5.1	Opinion of Cooley Godward Kronish LLP as to the issuance of shares of Brocade common stock in connection with the merger
9.1	Form of Voting Agreement (included as Annex B to the proxy statement/prospectus)
10.1	Commitment Letter with Bank of America, N.A., Banc of America Securities LLC, Banc of America Bridge LLC and Morgan Stanley Senior Funding, Inc., dated as of July 21, 2008 (incorporated by reference to Exhibit 99.1 from Brocade’s Current Report on Form 8-K as filed on August 14, 2008)
21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2007)
23.1	Consent of KPMG LLP, independent registered public accounting firm, with respect to Brocade Communications Systems, Inc.†
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm, with respect to Foundry Networks, Inc.†
23.3	Consent of Cooley Godward Kronish LLP (set forth in Exhibit 5.1)
24.1	Power of Attorney†
99.1	Form of Foundry Proxy Card†
99.2	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated†

†	previously filed

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 24, 2008.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Richard Deranleau
Richard Deranleau
Chief Financial Officer
and Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael Klayko	Chief Executive Officer (Principal Executive Officer and Director)	September 24, 2008

/s/ Richard Deranleau Richard Deranleau	Chief Financial Officer and Vice President, Finance (Principal Financial and Accounting Officer)	September 24, 2008

* David L. House	Chairman of the Board of Directors	September 24, 2008

* L. William Krause	Director	September 24, 2008

* Glenn Jones	Director	September 24, 2008

Michael J. Rose	Director

* Sanjay Vaswani	Director	September 24, 2008

* Renato DiPentima	Director	September 24, 2008

* John Gerdelman	Director	September 24, 2008

*By:	/s/ Richard Deranteau
Richard Deranteau
Attorney-in-fact

II-2

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of July 21, 2008, among Brocade Communications Systems, Inc., Falcon Acquisition Sub, Inc. and Foundry Networks, Inc. (included as Annex A to the proxy statement/prospectus)
3.1	Amended and Restated Certificate of Incorporation of Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 3.1 from Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 28, 2007)
3.2	Amended and Restated Bylaws of Brocade Communications Systems, Inc. (incorporated by reference to Exhibit 3.1 from Brocade’s Current Report on Form 8-K as filed on February 22, 2008)
4.1	Form of Registrant’s Common Stock certificate (incorporated by reference to Exhibit 4.1 from Brocade’s Registration Statement on Form S-1 (Reg. No. 333-74711), as amended)
4.2	Form of Convertible Senior Debt Indenture†
4.3	Form of Convertible Subordinated Debt Indenture†
5.1	Opinion of Cooley Godward Kronish LLP as to the issuance of shares of Brocade common stock in connection with the merger
9.1	Form of Voting Agreement (included as Annex B to the proxy statement/prospectus)
10.1	Commitment Letter with Bank of America, N.A., Banc of America Securities LLC, Banc of America Bridge LLC and Morgan Stanley Senior Funding, Inc., dated as of July 21, 2008 (incorporated by reference to Exhibit 99.1 from Brocade’s Current Report on Form 8-K as filed on August 14, 2008)
21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 from Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2007)
23.1	Consent of KPMG LLP, independent registered public accounting firm, with respect to Brocade Communications Systems, Inc.†
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm, with respect to Foundry Networks, Inc.†
23.3	Consent of Cooley Godward Kronish LLP (set forth in Exhibit 5.1)
24.1	Power of Attorney†
99.1	Form of Foundry Proxy Card†
99.2	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated†

†	previously filed